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[On Letterhead of
Lane Altman & Owens LLP
101 Federal Street
Boston, Massachusetts 02110
617/345-9800]

                              February 24, 1997

Shearman & Sterling
599 Lexington Avenue
New York, NY 10022

Gentlemen:

            We understand that the trustees (the "Trustees") of Zweig Series Trust (the "Trust"), formerly Drexel Series Trust, a Massachusetts business trust which was reorganized as a Delaware business trust on April 30, 1996 (the "Reorganization Date"), intend, on or about February 24, 1997, to cause to be filed on behalf of the Trust a Rule 24f-2 Notice (the "Notice") with the Securities and Exchange Commission (the "Commission") pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended (the "Act"), with respect to 343,710,075 Shares of the Trust, constituting equal proportionate transferable units of interest (the "Shares") in the Zweig Cash Fund, Zweig Appreciation Fund, Zweig Strategy Fund, Zweig Managed Assets, Zweig Growth & Income Fund and Zweig Government Fund (collectively the "Series"), sold in reliance upon said Rule 24f-2 during the Trust's fiscal year ended December 31, 1996.

            We have been requested to advise you on certain matters regarding Massachusetts law for that portion of the Trust's fiscal year between January 1, 1996 and the Reorganization Date. You have provided to us, and we arc familiar with, (a) the Amended and Restated Agreement and Declaration of Trust dated April 29, 1986, as amended on September 11, 1989, October 4, 1991, and February 12, 1992, and terminated as of the Reorganization Date (the "Massachusetts Trust Agreement"), (b) the By-Laws of the Trust in the form most recently provided to us by you, (c) the Trust's Registration Statement on Form N-1A dated September 25, 1984 (No. 2-93538), as amended through September 1, 1995 and including the prospectuses forming a part thereof dated July 1, 1990 (including supplements thereto), April 30, 1991, December 23, 1991, January 28, 1992, May 1, 1992, May 1, 1993, May 1, 1994, May 1, 1995, September
1, 1995 and November 1, 1996; the prospectus dated August 19, 1991 regarding the offer for sale of shares of the Zweig Appreciation Fund; the prospectus dated December 8, 1992 regarding the offer for sale of shares of Zweig Managed Assets; the prospectus dated May 1, 1994 regarding the offer for sale of Class M shares of Zweig Cash Fund, and all applicable Statements of Additional Information of even date therewith (collectively, the "Registration Statement"), (d) Certificates of Alan R. Cevoli, First Vice President of the Trust, dated February 11, 1991, October 4, 1991, February 27, 1992, February 24, 1993 and February 23, 1994, (e) certificates of Marc Baltuch, Secretary of the Trust, dated February 21, 1995, February 22, 1996 and February 24, 1997, and (f) the form of Rule 24f-2 Notice to be filed by the Trust. In rendering this opinion we have relied on the above certifications by an officer of the Trust, including the representation that


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                                          Shearman & Sterling
                                          February 24, 1997
                                          Page 2


the Trust has received due consideration for the 131,315,364 Shares issued prior to the Reorganization Date in accordance with the provisions of the Registration Statement and the Massachusetts Trust Agreement. We have assumed, without independent verification, the genuineness of signatures on and the completeness and authenticity of all documents or copies furnished to us and that the issuance and sale of the Shares to which the Notice relates was made in a manner and upon the terms set forth in the Registration Statement, including any terms or conditions of sales or underwriting agreements referred to therein.

            We are of the opinion that the legal requirements necessary for the creation of the Trust as a Massachusetts business trust were complied with and that the Massachusetts Trust Agreement was legal and valid prior to its termination as of the Reorganization Date.

            Under Article III, Section 4 of the Massachusetts Trust Agreement, the Trustees were empowered, in their discretion, to accept cash or tangible or intangible personal property or a combination thereof as consideration for the issuance of Shares. Under Article III, Section 1, it was provided that the number of Shares authorized to be issued under the Massachusetts Trust Agreement was unlimited.

            Further, Article III, Section 7, of the Massachusetts Trust Agreement provided that neither the Trust, nor the Trustees, nor any officer, employee or agent of the Trust, had the power to bind any shareholder personally or, except as specifically provided in the Massachusetts Trust Agreement, to call upon any shareholder for the payment of any sum of money or assessment whatsoever other than such amount as the shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. Such Section further required that every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees include a recitation limiting the obligations undertaken to be satisfied by the Trust and its assets. Further, Article XI, Section 3 of the Massachusetts Trust Agreement provided that the assets of any particular Series of the Trust would be used to indemnify and hold harmless any shareholder, or former shareholder, of that Series of the Trust who might be held personally liable solely by reason of his being, or having been, a shareholder and further, that, upon request of the shareholder, such Series would assume the defense of any such claim and satisfy any judgment related thereto. Thus, the risk of a shareholder incurring financial loss beyond his investment in the Trust on account of the shareholder being held personally liable for any agreement, contract or undertaking entered into by the Trust was limited to circumstances in which the disclaimer set forth in Article III, Section 7 was deemed to be without effect and the Series of which such person was a shareholder was unable, financially or otherwise, to satisfy its indemnification obligation under Article XI, Section 3. To the extent that the Registration Statement discloses that obligations of the Trust will be limited to those to be satisfied by the Trust and its assets, each counterparty to a note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees is deemed to have been given notice of such limitation.






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                                    Shearman & Sterling
                                    February 24, 1997
                                    Page 3


            Based upon the foregoing, and with respect to Massachusetts law only (except that no opinion is herein expressed with respect to compliance with the Massachusetts Uniform Securities Act), to the extent that Massachusetts law may be applicable, and without reference to the laws of any of the other several states or of the United States of America, including State and Federal securities laws, we are of the opinion that: (i) the 131,315,364 Shares issued between January 1, 1996 and the Reorganization Date (which 131,315,364 Shares are included in the 343,710,075 Shares to which the Notice relates) were legally and validly issued and fully paid; and (ii) such 131,315,364 Shares, and therefore the holders thereof, are not subject to assessment by or under the authority of the Trustees or their agents. Accordingly, with respect to any obligations, agreements or contracts entered into by the Trust or Trustees, the 131,315,364 Shares issued between January 1, 1996 and the Reorganization Date are nonassessable, except to the extent that such characterization may be modified as disclosed in the foregoing paragraphs and in the Registration Statement with respect to the potential liability of Shareholders.

            No opinion is expressed herewith respecting any matter or question arising out of or under, the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, the Securities Exchange Act of 1934, as amended, or the securities laws of any state or other jurisdiction. Nor is any opinion expressed herein regarding any matter or question arising after the Reorganization Date.

            In rendering those opinions set forth above, we have not made independent inquiry of the Trust's officers or an examination of its records and have instead relied upon you to provide us with documents and information which we and you have deemed relevant to the opinions you have requested from us.

            You may rely on this opinion in rendering your opinion to be filed with the Commission as part of the Notice, and we consent to the filing of this opinion as an exhibit to that opinion. In so consenting, we do not hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933 or the rules or regulations thereunder.

                                         Very truly yours,



                                         /s/ Lane Altman & Owens LLP
                                         ---------------------------
                                         LANE ALTMAN & OWENS LLP





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